Exhibit 5.1

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Milan

March 22, 2021

Cain Acquisition Corporation

350 Park Avenue, 14th Floor

New York, NY 10022

Re: Initial Public Offering of Units of Cain Acquisition Corporation

Ladies and Gentlemen:

We have acted as special U.S. counsel to Cain Acquisition Corporation, a Cayman Islands exempted company (the “Company”), in connection with the proposed issuance of up to 28,750,000 units of the Company (collectively, the “Units”), with each Unit consisting of one Class A ordinary share of the Company, $0.0001 par value per share (the “Class A Ordinary Shares” and the Class A Ordinary Shares to be included in the Units, the “Shares”), and one-third of one redeemable warrant of the Company to be included in the Units (the “Warrants”), each whole warrant entitling the holder thereof to purchase one Class A Ordinary Share. The Units, the Shares and the Warrants are included in a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Act”), initially filed with the Securities and Exchange Commission (the “Commission”) on March 10, 2021 (as amended, the “Initial Registration Statement”). The terms “Units,” “Shares” and “Warrants” shall include any additional such securities registered by the Company on a registration statement relating to the Initial Registration Statement filed pursuant to Rule 462(b) promulgated under the Act (the “Post-Effective Amendment” and together with the offering contemplated by the Initial Registration Statement, the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus (the “Prospectus”), other than as expressly stated herein with respect to the issuance of the Units and the Warrants.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter, including:

(a) the form of the underwriting agreement proposed to be entered into between the Company and the underwriters named therein that is filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”); and

March 22, 2021

(b) the form of the warrant agreement proposed to be entered into between the Company and the American Stock Transfer & Trust Company, LLC, a New York limited liability trust company, as warrant agent that is filed as Exhibit 4.4 to the Registration Statement (the “Warrant Agreement,” and together with the Underwriting Agreement, the “Transaction Documents”).

With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are only opining herein as to the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, domestic or foreign, or as to any matters of municipal law or the laws of any local agencies within any state. Various matters concerning the laws of the Cayman Islands with respect to the Units, Warrants and Shares are addressed in the opinion of Maples and Calder, which has been separately provided to you. We express no opinion with respect to those matters herein, and, to the extent such matters are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1. When the Units shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers and have been issued by the Company against payment therefor in the circumstances contemplated by the Underwriting Agreement, the Units will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2. When the Units shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers and have been issued by the Company against payment therefor in the circumstances contemplated by the Underwriting Agreement, the Warrants will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions set forth in numbered paragraphs 1 and 2 are subject to: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, monetary penalties or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) advance waivers of

March 22, 2021

claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (f) waivers of broadly or vaguely stated rights, (g) provisions for exclusivity, election or cumulation of rights or remedies, (h) provisions authorizing or validating conclusive or discretionary determinations, (i) proxies, powers and trusts, (j) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (k) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (l) the severability, if invalid, of provisions to the foregoing effect.

With your consent, we have assumed:

(a) the issuance of Warrants and Units have been duly authorized by the Company and the Transaction Documents have been or will be duly authorized, executed and delivered by the Company and the other parties thereto;

(b) the Company (i) is duly incorporated and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Documents;

(c) each of the Transaction Documents constitutes or will constitute a legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms;

(d) neither (i) the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder or (ii) the issuance and sale of the Units or Warrants: (i) conflicts or will conflict with the Memorandum and Articles of Association of the Company, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (iii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iv) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the laws of the State of New York); and

(e) that the status of the Warrants or Units as legally valid and binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

March 22, 2021

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP

Latham & Watkins LLP